UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 29, 2026

Nuvectis Pharma, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-41264 (Commission File Number)	86-2405608 (IRS Employer Identification No.)

1 Bridge Plaza Suite 275

Fort Lee, NJ 07024

(Address of Principal Executive Offices)

(201) 614-3150

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock	NVCT	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 29, 2026, Nuvectis Pharma, Inc. (“Nuvectis” or the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Cantor Fitzgerald & Co. (the “Representative”). Pursuant to the Underwriting Agreement, the Company agreed to sell to the Representative, in a firm commitment underwritten public offering (the “Offering”), 5,000,000 shares (the “Firm Shares”) of the Company’s common stock, $0.00001 par value per share (“Common Stock”), at a price to the public of $20.00 per share, less underwriting discounts and commissions. In addition, pursuant to the Underwriting Agreement, the Company has granted the underwriters an option, exercisable for 30 days, to purchase up to an additional 750,000 shares of Common Stock (the “Additional Shares,” together with the Firm Shares, the “Shares”). The transaction contemplated by the Underwriting Agreement is expected to close on July 1, 2026, subject to the satisfaction of customary closing conditions.

The net proceeds to the Company from the Offering are expected to be approximately $93 million (or approximately $107 million if the underwriters exercise their option to purchase the Additional Shares), after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company.

The Offering is being made pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-293459) that was filed with the U.S. Securities and Exchange Commission, including the related prospectus, dated February 20, 2026, as supplemented by a prospectus supplement dated June 29, 2026.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Representative, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates and were solely for the benefit of the parties to such agreement. The foregoing summary of the Underwriting Agreement is not complete and is qualified in its entirety by reference to the complete text of the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Alston & Bird LLP, counsel to the Company, delivered an opinion as to the validity of the Shares, a copy of which is attached hereto as Exhibit 5.1 and is incorporated herein by reference.

Item 8.01. Other Events.

On June 29, 2026, the Company issued a press release to announce the launch of the Offering. On June 29, 2026, the Company issued a press release to announce the pricing of the Offering. Copies of the press releases are filed as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed as a part of this report:

Exhibit Number	Description
1.1	Underwriting Agreement, dated June 29, 2026, between Nuvectis Pharma, Inc. and Cantor Fitzgerald & Co.
5.1	Opinion of Alston & Bird LLP.
23.1	Consent of Alston & Bird LLP (included in the opinion filed as Exhibit 5.1).
99.1	Launch Press Release, dated June 29, 2026.
99.2	Pricing Press Release, dated June 29, 2026.
104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nuvectis Pharma, Inc.
(Registrant)

Date: June 30, 2026
	By:	/s/ Ron Bentsur
Ron Bentsur
Chairman, Chief Executive Officer and President